As filed with the Securities and Exchange Commission on March 25, 1998
                            Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON D.C.
                             --------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           ======================
                        TRIANGLE PACIFIC CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                                  94-2998971
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

        16803 Dallas Parkway
        Dallas, Texas                            75248
    (Address of Principal Executive Offices)   (Zip Code)
                           ======================
      TRIANGLE PACIFIC CORP. SALARIED EMPLOYEES PROFIT SHARING PLAN TRIANGLE PACIFIC CORP. NON-UNION HOURLY EMPLOYEES 401(k) PLAN
    ROBBINS HARDWOOD FLOORING, INC. EMPLOYEES' RETIREMENT SAVINGS PLAN
            HARTCO FLOORING COMPANY RETIREMENT SAVINGS PLAN
   HARTCO FLOORING COMPANY BARGAINING EMPLOYEES' RETIREMENT SAVINGS PLAN

                         (Full Title of the Plans)
                          -----------------------
     Paul L. Barrett                             Copy to:
     Vice President and General Counsel       Paul M. Johnston
     Triangle Pacific Corp.                   Thompson & Knight, P.C.
     16803 Dallas Parkway                     1700 Pacific Avenue
     Dallas, Texas  75248                     Suite 3300
     (Name and address of agent for service)  Dallas, Texas  75201
                                              (214) 969-1358
     (214) 887-2000
     (Telephone number, including
     area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

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                                                  Proposed
Title of                       Proposed           Maximum        Amount
Securities      Amount         Maximum            Aggregate      of
to be           to be          Offering Price     Offering       Registration
Registered      Registered     Per Share(1)       Price(1)       Fee
------------------------------------------------------------------------------
Common Stock,   300,000        $36.81             $11,043,000    $3,257.69
$0.01 par       Shares(2)(3)
value
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Interests in     (4)              (4)                (4)             (4)
the Plans
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
[FN]

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low sales prices of the Common Stock on the NASDAQ National Market System on March 18, 1998.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3) The shares of Common Stock registered hereby are being registered for offer and sale pursuant to the following employee benefit plans (the "Plans"): 135,000 shares for offer and sale pursuant to the Triangle Pacific Corp. Salaried Employees Profit Sharing Plan; 20,000 shares for offer and sale pursuant to the Triangle Pacific Corp. Non-Union Hourly Employees 401(k) Plan; 37,000 shares for offer and sale pursuant to the Robbins Hardwood Flooring, Inc. Employees' Retirement Savings Plan; 60,000 shares for offer and sale pursuant to the Hartco Flooring Company Retirement Savings Plan; and 48,000 shares for offer and sale pursuant to the Hartco Flooring Company Bargaining Employees' Retirement Savings Plan. The shares of Common Stock being registered consist of shares to be acquired by the trustees pursuant to the Plans for the accounts of participants.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register interests in the Plans.
==============================================================================

                                    PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.  Plan Information.*
         ------------------
Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                   PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents have been filed with the Securities and Exchange Commission by Triangle Pacific Corp., a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1997;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in clause (a) above; and

     (c) The description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 23, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify its directors and officers, subject to certain limitations.

     Pursuant to the General Corporation Law of the State of Delaware, the Company's Restated Certificate of Incorporation limits the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duties under certain circumstances.

     Reference is made to Article VII of the Company's Amended and Restated Bylaws, which provides for indemnification of directors and officers of the Company under certain circumstances.

     The Company has entered into indemnity agreements with its directors and executive officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or executive officers of the Company or assumed certain responsibilities at the direction of the Company.

     The foregoing summaries are necessarily subject to the complete text of the statute, charter, bylaw provision and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     Each of the following exhibits is filed herewith:

     5.1  --   In lieu of the opinion of counsel or determination letter
               contemplated by Item 601(b)(5) of Regulation S-K, the Company confirms that it has submitted or will submit the Plans and all amendments thereto to the Internal Revenue Service in a timely manner and that it has made or will make all changes required by the Internal Revenue Service in order to qualify the Plans under Section 401 of the Internal Revenue Code.

     23.1 --   Consent of Arthur Andersen LLP.

     24.1 -- Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.
         ------------

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of March, 1998.

                                    TRIANGLE PACIFIC CORP.


                                    By:/s/ Floyd F. Sherman
                                       ---------------------------------------
                                       Floyd F. Sherman, Chairman of the Board
                                       and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned directors and officers of Triangle Pacific Corp. hereby constitutes and appoints E. Dwain Plaster and Paul L. Barrett, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                 Title                           Date     ------
---                 -----                           ----


/s/  Floyd F. Sherman          Chairman of the Board and       March 19, 1998
-----------------------        Chief Executive Officer
    Floyd F. Sherman           (principal executive officer)


/s/ M. Joseph McHugh          President, Chief Operating       March 19, 1998
    -------------------       Officer and Director
    M. Joseph McHugh


/s/ E. Dwain Plaster          Vice President, Treasurer        March 19, 1998
    -------------------       and Chief Financial Officer
    E. Dwain Plaster          (principal financial and
                              accounting officer)


/s/ B. William Bonnivier      Director                         March 19, 1998
    ----------------------
    B. William Bonnivier


/s/ Charles M. Hansen, Jr.    Director                         March 19, 1998
    ----------------------
    Charles M. Hansen, Jr.

/s/ David R. Henkel           Director                         March 19, 1998
    ----------------------
    David R. Henkel


/s/ Bruce A. Karsh            Director                         March 19, 1998
    ----------------------
    Bruce A. Karsh


/s/ Jack L. McDonald          Director                         March 19, 1998
    ----------------------
    Jack L. McDonald


/s/ Carson R. McKissick       Director                         March 19, 1998
    ----------------------
    Carson R. McKissick


/s/ Karen Gordon Mills        Director                         March 19, 1998
    ----------------------
    Karen Gordon Mills

THE PLANS. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 19, 1998.

                                    TRIANGLE PACIFIC CORP. SALARIED
                                    EMPLOYEES PROFIT SHARING PLAN

                                    By:   The Profit Sharing Committee of the
                                          Triangle Pacific Corp. Salaried
                                          Employees Profit Sharing Plan

                                          By:  /s/ Jennifer Wisdom
                                             ---------------------------------
                                             Jennifer Wisdom, Committee Member

                                    TRIANGLE PACIFIC CORP. NON-UNION
                                    HOURLY EMPLOYEES 401(k) PLAN

                                    By:   The 401(k) Committee of the Triangle
                                          Pacific Corp. Non-Union Hourly
                                          Employees 401(k) Plan

                                          By:  /s/ Jennifer Wisdom
                                             ---------------------------------
                                             Jennifer Wisdom, Committee Member

                                    ROBBINS HARDWOOD FLOORING, INC.
                                    EMPLOYEES' RETIREMENT SAVINGS PLAN

                                    By:   The Plan Administrator of the
                                          Robbins Hardwood Flooring, Inc.
                                          Employees' Retirement Savings Plan

                                          By:  /s/ Jennifer Wisdom
                                             ---------------------------------
                                             Jennifer Wisdom, Committee Member

                                    HARTCO FLOORING COMPANY
                                    RETIREMENT SAVINGS PLAN

                                    By:   The Administrative Committee of the
                                          Hartco Flooring Company Retirement
                                          Savings Plan


                                          By:  /s/ Jennifer Wisdom
                                             ---------------------------------
                                             Jennifer Wisdom, Committee Member


                                    HARTCO FLOORING COMPANY
                                    BARGAINING EMPLOYEES' RETIREMENT
                                    SAVINGS PLAN

                                    By:   The Administrative Committee of the
                                          Hartco Flooring Company Bargaining
                                          Employees' Retirement Savings Plan


                                          By:  /s/ Jennifer Wisdom
                                             ---------------------------------
                                             Jennifer Wisdom, Committee Member

                                                                 Exhibit 23.1









                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 29, 1997, included in Triangle Pacific Corp.'s Form 10-K for the year ended January 3, 1997, and to all references to our Firm included in this registration statement.



                                              ARTHUR ANDERSEN LLP



Dallas, Texas,
    March 18, 1998